Exhibit 32

CERTIFICATE OF HOUSE OF TAYLOR JEWELRY, INC.

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 1350

OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

We, Jack Abramov, the President and Chief Executive Officer of House of Taylor Jewelry, Inc.(the "Company"), Jack Brehm, the Chief Financial Officer of the Company subsequent to May 20, 2005, and Arthur Lyons, the Chief Financial Officer of the Company through May 20, 2005, do hereby certify, pursuant to 18 U.S.C. 1350 that, to our knowledge:

1.

the Annual Report on Form 10-KSB of the Company for the year ended March 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 27, 2005

Signature	Title
/s/ Jack Abramov	President and Chief Executive Officer
Jack Abramov
/s/ Jack Brehm	Chief Financial Officer subsequent to May 20, 2005
Jack Brehm
/S/ Arthur Lyons
Arthur Lyons	Chief Financial Officer through May 20, 2005